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                                                                   EXHIBIT 10.12


                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (this "Agreement") dated as of ____________, 1999 (the "Effective Date"), between Columbia/HCA Healthcare Corporation, a Delaware corporation ("Columbia/HCA") and Scott Mercy (the "Executive").


                              W I T N E S S E T H:


          WHEREAS, Columbia/HCA has organized its operations into five business groups, one of which is known as the America operating group (the "America Group"); and

          WHEREAS, the Board of Directors of Columbia/HCA has determined that it is in the best interests of Columbia/HCA and its stockholders (i) to form a new, indirectly owned subsidiary of Columbia/HCA, LifePoint Hospitals, Inc. ("LifePoint"), to which the assets and liabilities of the America Group will be transferred, and (ii) to subsequently distribute all of the outstanding shares of LifePoint's common stock acquired and held by Columbia/HCA to the holders of Columbia/HCA's common stock on a pro-rata basis (the "Spin-Off"); and

          WHEREAS, the Columbia/HCA desires to secure the services of the Executive as the Chairman and Chief Executive Officer, America Group prior to the date of the consummation of the Spin-Off (the "Spin-Off Date") and as the Chairman of the Board of Directors, a member of such Board and Chief Executive Officer of LifePoint on and after the Spin-Off Date on the terms and conditions set forth herein; and
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          WHEREAS, the Executive is willing to serve Columbia/HCA as the
Chairman and Chief Executive Officer, America Group and to serve LifePoint as the Chairman of its Board of Directors, as a member of such Board and as its Chief Executive Officer on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

        1.  Terms and Conditions of Employment

             (a) Employment. Columbia/HCA hereby agrees to employ the Executive
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and to cause LifePoint to assume this contract (including all of Columbia/HCA's obligations hereunder) pursuant to Section 8(b) hereof, and the Executive hereby agrees to remain in the employ of the Columbia/HCA and, pursuant to Section 8(b) hereof, LifePoint on and subject to the terms and conditions of this Agreement.

             (b) Positions, Duties and Responsibilities. At all times prior to
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the Spin-Off Date, the Executive shall serve as, and with the title, office, and authority of, Chairman and Chief Executive Officer, America Group, reporting directly to the President of Columbia/HCA. On and after the Spin-Off Date, the Executive at all time shall serve as, and with the title, office, and authority of, the Chief Executive Officer of LifePoint, reporting directly to the Board of Directors of LifePoint (the "Board") as well as serving as a member of the Board and as the Chairman of the Board. Columbia/HCA and LifePoint shall take all action required to cause Executive to be elected no later than the Spin-Off Date to the Board of Directors of LifePoint, to be elected as the only Chairman of the Board of Directors of LifePoint and to be elected as its

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only Chief Executive Officer, and LifePoint shall use its best efforts to take such action as may be required thereafter to maintain the Executive's status as such.

             (c) Full-Time Employment. The Executive agrees to devote
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substantially all of his professional working time and attention to the benefit of the America Group before the Spin-Off Date and to LifePoint thereafter under the terms of this Agreement; provided, however, that nothing in this Agreement is intended nor shall be construed as limiting or restricting the Executive's right to engage in any activity that is unrelated to his position specified in paragraph (b) above, including, without limitation, managing private, passive investments, engaging in church, community, and civic activities and other activities approved by the Board, and serving as a director or a member of an advisory committee of any corporation or other entity on which the Executive is serving as of the Effective Date or any other corporation or entity that is not in competition with the America Group before its Spin-Off Date or with LifePoint thereafter, provided that such activities do not impinge in any material way upon the requirement that the Executive devote substantially all of his professional working time and attention to the Company and perform the duties of his position specified in paragraph (b) above.

        2. Compensation

             In consideration of the services rendered by the Executive during the Agreement Term (as defined below), Columbia/HCA shall, before the Spin-Off Date, and LifePoint shall (except as otherwise provided in item (iii) of paragraph (b) below), after the Spin-Off Date, pay or provide the Executive with the compensation and benefits set forth below.

             (a) Salary.  The Executive shall be paid a base salary (his "Base
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Salary") equal to $400,000 per annum, payable in monthly installments, prior to the Spin-Off Date and $300,000

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per annum, payable in monthly installments, on and after the Spin-Off Date. His
Base Salary shall be reviewed not less than once each calendar year by the Compensation Committee of the Board of Directors of Columbia/HCA before the Spin-Off Date and by the Compensation Committee of the LifePoint Board of Directors thereafter and may be increased, but not decreased, in such Compensation Committee's sole and absolute discretion.

             (b) Guaranteed Bonus. The Executive shall receive (i) a guaranteed
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bonus as promptly as practicable after the execution of this agreement equal to
$66,849.00, which is 50% of his Base Salary in effect of the last day of the calendar year, prorated based on the 122 calendar days in his partial year of employment from September 1, 1998 to December 31, 1998; (ii) a guaranteed bonus as promptly as practicable after the close of 1999 (provided the Executive is employed by Columbia/HCA or LifePoint on December 31, 1999) equal to the 50% of his Base Salary in effect on December 31, 1999; and (iii) a guaranteed bonus of $450,000, payable within 90 days after the Spin-Off Date by Columbia/HCA (provided the Executive is employed by Columbia/HCA or LifePoint on the Spin-Off
Date).

             (c) Annual Bonus.  Effective for calendar year 2000, and continuing
                 ------------
for each subsequent calendar year ending during the Agreement Term, the Executive shall be entitled to receive a bonus (an "Annual Bonus") based on the extent to which LifePoint achieves or exceeds its target performance goals for the relevant calendar year (the "Annual Targets"). Such Annual Bonus for any calendar year shall equal 50% of his Base Salary (as in effect on the last day of such year) if LifePoint shall achieve but not exceed the applicable Annual Targets and shall exceed 50% of such Base Salary if LifePoint shall exceed the applicable Annual Targets, but in no event shall such Annual Bonus exceed 100% of such Base Salary. The establishment of Annual Targets for each calendar year, the adjustment to be made in the Annual Bonus in the

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event of attainment of specified percentages of such Annual Targets, and the method for determining the achievement of such Annual Targets shall be established by the Compensation Committee of the LifePoint Board of Directors in consultation with the Executive prior to the commencement of the calendar year in question.

            (d)  Benefits.  The Executive as of any date shall be entitled to
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participate in the benefit plans offered at such time at a level which is no less than commensurate with the benefit level offered generally to other senior executives at such time.

      3. Stock Purchase Rights

            Columbia/HCA shall take all actions necessary to cause LifePoint to adopt an executive stock purchase plan under which the Executive will be given the stock purchase and loan rights described herein.

            (a) The Executive shall be given the right to purchase, at the Per Share Value (as defined below) on the date elected by the Executive during the period which starts on the Spin-Off Date and ends on the twenty-first trading day for LifePoint common stock (the "Stock Purchase Date"), a number of whole shares of LifePoint common stock (the "Common Stock"), which number shall be determined by dividing $3,000,000 by such Per Share Value and rounding down to the next whole share but which number shall not exceed 315,789 shares (the number thus determined being hereinafter referred to as the "Share Cap"), and the Executive may exercise such right to purchase whole shares of Common Stock for all or any part of the number of whole shares of Common Stock in the Share Cap. The Executive shall notify LifePoint in writing that he will exercise such stock purchase right on or before the Stock Purchase Date and, if he elects to exercise such right, the number of shares of such Common Stock at such Per Share

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Value which (up to the Share Cap) he will purchase, which shares will be referred to in this Agreement as the "Stock Purchase Shares." The aggregate purchase price of such Common Stock which the Executive elects to purchase (based on such Per Share Value) will be referred to in this Agreement as the "Purchase Price." LifePoint shall register such Common Stock under the applicable securities laws as promptly as practicable after the Spin-Off Date, so that no restrictions relating to the absence of such a registration apply.


            (b) LifePoint, as of the Stock Purchase Date, shall extend a full recourse loan (the "Stock Purchase Loan") to the Executive in an amount equal to the Purchase Price, contingent upon the Executive's executing such promissory note and pledge documents relating to the security described below as the Compensation Committee of the Board shall reasonably require. Except as provided below, the Stock Purchase Loan shall be payable in full on the earliest of (i) the fifth anniversary of the Stock Purchase Date, (ii) the termination of the Executive's employment with LifePoint for any reason and (iii) the Executive's bankruptcy (the "Repayment Date"). Within 120 days after the Repayment Date, the Executive (or his representatives or estate, as the case may be) shall be required to pay LifePoint an amount equal to the remaining balance of the Stock Purchase Loan plus accrued interest from the Stock Purchase Date to the Repayment Date, determined using an interest rate equal to the applicable federal rate in effect under section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), as of Stock Purchase Date, compounded semi-annually (the "Accrued Interest").

            (c) In the event the Executive voluntarily terminates his employment (other than for Good Reason, as defined below) or his employment is terminated for Cause (as defined in Section 5(c) hereof) prior to the earlier of the third anniversary of the Stock Purchase Date or a

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Change in Control (as defined below), in addition to any amounts due in repayment of the remaining balance of the Stock Purchase Loan and Accrued Interest, the Executive shall pay LifePoint an amount equal to the additional interest, if any, that would have been payable in respect of the Stock Purchase Loan, if the regular interest rate on such loan had been the prime rate, as reported in the Two Star Edition of The Wall Street Journal on the Stock
                                    -----------------------
Purchase Date (and interest thereon at such rate to the actual date of payment).

             (d) The Stock Purchase Loan shall be secured by the Stock Purchase Shares. At the time the Executive purchases the Stock Purchase Shares hereunder, a certificate representing the Stock Purchase Shares shall be registered in the name of the Executive. Such certificate shall be held by LifePoint, or any custodian appointed by LifePoint, for the benefit of the Executive subject to the terms and conditions hereof and shall bear a legend setting forth the restrictions imposed thereon hereunder, in such form as LifePoint in its reasonable discretion may determine. The Executive shall have all rights of a stockholder with respect to such Stock Purchase Shares, including the right to receive dividends and the right to vote such Stock Purchase Shares, except that the Executive shall not be entitled to delivery of the stock certificate and none of the Stock Purchase Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of (except by will or the applicable laws of descent and distribution) until the later of (i) full repayment of the Stock Purchase Loan and Accrued Interest (and any additional amount due under paragraph (c) above, to the extent provided therein) and (ii) the earliest of (1) the third anniversary of the Stock Purchase Date, (2) the Executive's termination of employment or bankruptcy and (3) a Change in Control, except that, notwithstanding the foregoing limitations under (i) and (ii), the stock may be sold to pay the Stock Purchase Loan and Accrued Interest (and any additional amount due under paragraph (c) above, to the extent

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provided therein) at maturity or may be sold to the extent described in paragraph (e) below. Any Common Stock and any other securities of LifePoint and any other property (except cash dividends) distributed with respect to the Stock Purchase Shares shall be subject to the same restrictions, terms and conditions as such Stock Purchase Shares.


             (e) The following rules shall apply concerning prepayment of the Stock Purchase Loan:

             (i) Any cash dividends received on the Stock Purchase Shares prior to payment of the full amount due on the Stock Purchase Loan (including Accrued Interest), net of assumed federal, state and local income taxes (as reasonably determined by the Executive based upon the highest marginal tax rates then applicable under income tax laws to which the Executive is subject), must be used by the Executive to prepay the loan, with any such prepayment to be applied first to Accrued Interest and then to principal.

             (ii) The Stock Purchase Loan may be prepaid in whole or in part at any time, with any prepayment to be applied first to Accrued Interest, on and after the earlier of (1) the second anniversary of the Stock Purchase Date and (2) the date of a Change in Control, and the number of Stock Purchase Shares that may be sold to make any such prepayments shall include the number required to make any such prepayments plus the number required for the Executive to pay his transaction costs to effect such sale and all his taxes incurred with respect to such sale (with the amount of such taxes to be as reasonably determined by the Executive based upon the highest marginal tax rates then applicable under income tax laws to which the Executive is subject).

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             (f)  For purposes of this Agreement, the following definitions shall apply:

             (i) "Per Share Value" of the Common Stock shall mean the closing price of a share of the Common Stock as reported for the Stock Purchase Date in the Two Star Edition of The Wall Street Journal.

             (ii) "Change in Control" shall mean any of the following events following the Spin-Off Date:

                  (a) An acquisition (other than directly from LifePoint) of any voting securities of LifePoint (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining
                                         --------  -------
          whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) LifePoint or (B) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by LifePoint (a "Subsidiary") or (ii) LifePoint or any Subsidiary.

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             (b) The individuals who, as of the Spin-Off Date, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or
                                    --------  -------
     nomination for election by LifePoint's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with LifePoint to effect a transaction described in clause (a) or (c) of this Section 3(f)(ii); or

             (c) The consummation, after approval by stockholders of LifePoint, of:

     (1) merger, consolidation or reorganization involving LifePoint unless

             (a) The stockholders of LifePoint, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization or its

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     parent corporation (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

             (b) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

             (c) No Person (other than LifePoint, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by LifePoint, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporations then outstanding Voting Securities.

             (2) A complete liquidation or dissolution of LifePoint; or

             (3) An agreement for the sale or other disposition of all or substantially all of the assets of LifePoint to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by LifePoint which, by reducing the number of Voting

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Securities outstanding, increased the proportional number of shares Beneficially
Owned by the Subject Person; provided, however, if a Change in Control would
                             --------  -------
occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by LifePoint, and after such share acquisition by LifePoint, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

             (iii) "Good Reason" shall mean: (1) the assignment to the Executive of any duties inconsistent with the Executive's position (including the loss of any of his titles or position as Chairman of the Board, a member of the Board and Chief Executive Officer, and any other status, offices, titles or reporting relationships), authority, duties or responsibilities as contemplated by Section 1 hereof, any adverse change in the Executive's reporting responsibilities, or any action by Columbia/HCA or LifePoint that results in a diminution in such position, authority, duties or responsibilities, but excluding for these purposes an isolated and insubstantial action not taken in bad faith and which is remedied by Columbia/HCA or LifePoint promptly after receipt of notice thereof given by the Executive, (2) any diminution in Executive's total compensation in violation of Section 2 or diminution in Executive's stock purchase rights in violation of this Section 3, (3) the relocation, without the consent of the Executive, of Columbia/HCA's (prior to the Spin-Off Date) or LifePoint's (after the Spin-Off Date) principal executive offices or the offices of the Executive to a location more than 40 miles from Nashville, Tennessee, (4) a termination of Executive's employment for any reason (other than his death) within

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        twelve months after a Change in Control, or (5) any breach under Section
        8 of this Agreement.

     4. Term and Termination of Employment

           (a) Term.  The term of this Agreement shall commence on the Effective
               ----
Date and shall end on the fifth anniversary of the Effective Date (the "Agreement Term"); provided, however, that the Agreement Term shall be
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automatically extended for an additional year on the fourth anniversary of the
Effective Date and on each succeeding anniversary of the Effective Date, unless written notice of non-extension is provided by LifePoint or the Executive to the other party at least 90 days prior to the applicable anniversary.

           (b) Termination of Employment. Nothing in this Agreement shall be
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construed to prevent the Executive from voluntarily terminating his employment with Columbia/HCA or LifePoint at any time or to prevent Columbia/HCA before the Spin-Off Date or LifePoint thereafter from terminating the Executive's employment at any time. Upon such termination, the provisions of Section 5 shall apply.

     5. Compensation Upon Termination of Employment

           If the Executive's employment with Columbia/HCA or LifePoint is terminated during the Agreement Term, the Executive shall be entitled to the following in full satisfaction of his rights under this Agreement, notwithstanding anything elsewhere in this Agreement:

           (a) Failure of Spin-Off to Occur. If the Spin-Off is not
               ----------------------------
consummated prior to December 31, 1999 and the Executive voluntarily terminates his employment prior to July 1,

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2000 (and prior to the Spin-Off Date), the Company (as defined below) shall pay the Executive, and provide him with, the following:

             (i) His earned but unpaid Base Salary through the date of termination, any earned but unpaid bonus under Section 2(b) or Section 2(c) for the calendar year that ended prior to the date of termination and amounts due to the Executive from the Company as of the date of termination, all of which amounts shall be paid in a lump sum no later than fifteen (15) days after the date the Executive's employment terminates, and any payments, rights and benefits due as of the date of termination under the terms of all employee benefit plans and programs (in which he was a participant) in accordance with the terms of such plans and programs (collectively the "Accrued Rights").

             (ii) Continued monthly payments for 36 months at an annual rate of 100% of his Base Salary in effect on the date his employment terminates.

             (iii) 50% of his Base Salary (in effect on the date he terminates) for the remainder of the calendar year in which his termination occurs (the "Termination Year") and for the next following two calendar years, all of which amounts shall be paid in a lump sum no later than fifteen (15) days after the date the Executive's employment terminates.

             (iv) A lump sum equal to the cost of medical and/or dental insurance continuation under COBRA for a period of eighteen (18) months, less the amount that the Executive would have been required to pay for such coverage, had his employment not terminated (based on the Company's COBRA premiums at the time the Executive's employment terminates (the "Insurance Coverage")).

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             (b)   Involuntary Termination Without Cause or Termination for Good
                   -------------------------------------------------------------
Reason. In the event the Executive's employment is terminated by the Company
------
other than for Cause, death, or Disability, or is terminated by the Executive for Good Reason, the Company shall pay the Executive, and provide him with, the following:

             (i)   His Accrued Rights.

             (ii) Continued monthly payments at an annual rate of 100% of the Base Salary from the date of such termination until the second anniversary of such termination or, if earlier, the end of the then current Agreement Term (the "Cut-Off Date").

             (iii) 50% of Base Salary (based on his Base Salary at the time of his termination) for each calendar year or fraction of a calendar year in the period from the first day of the calendar year in which such termination occurs through the Cut-Off Date, with the amount payable hereunder for the calendar year in which the Cut-Off Date occurs to be prorated (based on calendar days), all of which amounts shall be paid in a lump sum no later than fifteen (15) days after the date the Executive's employment terminates.

             (iv)  His Insurance Coverage.

             (c)   Voluntary Termination; Termination for Cause. In the event
                   --------------------------------------------
the Executive voluntarily terminates his employment hereunder (other than a voluntary termination under Section 5(a) hereof) or is terminated by the Company for Cause, the Company shall pay the Executive, and provide him with, any Accrued Rights. If such termination shall be voluntary and not for Cause, any vested options covering shares of Common Stock held by the Executive at the time of such termination shall remain exercisable in accordance with their terms for three months

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following such termination (but not beyond their expiration date). If such termination shall be for Cause, all such vested options shall remain exercisable in accordance with their terms for thirty days following such termination (but not beyond their expiration date).

             For purposes of this Agreement, "Cause" shall mean:

             (i) The conviction of the Executive of a felony under the laws of the United States or any state thereof, whether or not appeal is taken, as determined by the Board of Directors (as defined below) in good faith.

             (ii) The conviction of the Executive for a violation of criminal law involving the Company and its business that materially damages the Company as determined by the Board of Directors in good faith.

             (iii) The willful misconduct of the Executive, or the willful or continued failure by the Executive (except in the case of a Disability as provided in Section 5(d) hereof) to substantially perform his duties hereunder, in either case which has a material adverse effect on the Company as determined by the Board of Directors in good faith.

             (iv) The willful fraud or material dishonesty of the Executive in connection with his performance of his duties to the Company and involving the finances of the Company as determined by the Board of Directors in good faith.

             (v) Executive's repeated use of alcohol in a manner which in the opinion of the Board of Directors materially impairs the ability of the Executive to effectively perform the Executive's duties and obligations under this Agreement, or the illegal use,

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     possession, or sale of, or impaired performance due to the illegal use of, controlled substances.

             (vi) a violation of the Company's policies on sexual or other illegal harassment of a Company employee by the Executive as determined by the Board of Directors in good faith.

In no event, however, shall the Executive's employment be considered to have been terminated for "Cause" under this Agreement unless and until the Executive receives written notice from the Board of Directors stating in detail the acts or omissions constituting Cause and the Executive has the opportunity to cure to the Board of Directors' satisfaction any such acts or omissions, in the case of
(iii), (v) or (vi) above, within 30 days of the Executive's receipt of such notice. The foregoing shall not limit the right of the Board of Directors to suspend the Executive from his day-to-day responsibilities with the Board of Directors pending the completion of such notice and cure procedures.

             (d)  Disability; Death. In the event the Executive's employment is
                  -----------------
terminated by reason of the Executive's death, or the Board of Directors determines in good faith that the Executive is Disabled, the Company shall pay, and provide the Executive (or his legal representative) with, the following:

             (i)  His Accrued Rights.

             (ii) Continued monthly payments at an annual rate of 100% of his then Base Salary from the date of such termination until the Cut-Off Date.

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             (iii) 50% of his Base Salary (based in each case on the Base Salary at the time of his termination) for each calendar year or fraction of a calendar year in the period from the first day of the calendar year in which such termination occurs through the Cut-Off Date, with the amount payable hereunder for the calendar year in which the Cut-Off Date occurs to be prorated (based on calendar days) and with the amount payable hereunder for any calendar year to be payable as promptly as practicable after the close of such calendar year.

             (iv)  His Insurance Coverage (if he is Disabled).

             (v) A benefit equal to the excess of the amount required to be repaid under Section 3 hereof, if any, upon the death or Disability of the Executive over the product of the number of Stock Purchase Shares times the Per Share Value of the Common Stock on the date of the Executive's termination of employment by reason of Disability.

          Any options covering shares of Common Stock held by the Executive at the time of such termination shall become fully vested and exercisable as of the date of such termination and shall remain exercisable in accordance with their terms for one year following such termination (but not beyond their expiration date). For purposes of this Agreement, "Disability" shall mean the inability of the Executive, after reasonable accommodation, to perform the duties required hereunder for a period equal to or in excess of the waiting period under the Company's long term disability insurance policy, as determined in good faith by the Board of Directors.

             (e)   Termination after Agreement Term. If the Executive's
                   --------------------------------
employment with the Company is terminated upon or following the close of the Agreement Term, he shall be entitled

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to the following in full satisfaction of his rights under this Agreement, notwithstanding anything elsewhere in this Agreement:

             (i)  His Accrued Rights.

             (ii) If his employment terminates in the calendar year in which the Agreement Term ends and is not for Cause, 50% of his Base Salary prorated (based on calendar days) for the portion of such calendar year prior to the close of the Agreement Term (based on the Base Salary on the last day of the Agreement Term), all of which amounts shall be paid in a lump sum no later than fifteen (15) days after the date his employment terminates.

             Any vested options covering shares of Common Stock held by the Executive at the time of such termination of employment shall remain exercisable in accordance with their terms for three months following such termination, except that such period shall be one year in the case of death or Disability (but in no event beyond their expiration date).

             (f) For purposes of this Agreement, the term "Company" shall mean Columbia/HCA before LifePoint assumes this Agreement under Section 8 hereof and shall mean LifePoint after such assumption, and the term "Board of Directors" shall mean the Board of Directors of the Company.

             (g) If there is a determination that the payments and other benefits called for under this Agreement, in combination with any other payments or benefits to or for the benefit of the Executive from Columbia/HCA, LifePoint or any predecessor or successor organization, will result in the Executive's being subject to an excise tax under Section 4999 of the Code and/or if

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

such an excise tax is assessed against the Executive as a result of such payments or other benefits, Columbia/HCA or, after LifePoint assumes this Agreement, LifePoint (the "Payor") shall make a Gross Up Payment (as defined in this Section 5(g)) to or on behalf of the Executive as and when such determination(s) and assessment(s), as appropriate, are made, provided the Executive takes such action as the Payor reasonably requests under the circumstances to mitigate or challenge, or to mitigate and challenge, such tax and the Payor complies with its obligations described below in this Section 5(g).

             A "Gross Up Payment" means a payment to or on behalf of the Executive which shall be sufficient to pay (i) any such excise tax in full, (ii) any federal, state and local income tax and social security and other employment tax on the payment made to pay the Executive's excise tax as well as any additional excise tax on such payment and (iii) any interest or penalties assessed by the Internal Revenue Service on the Executive if such interest or penalties are attributable to the Payor's failure to comply with its obligations under this Section 5(g) or applicable law. Any determination under this Section 5(g) by the Payor or the Payors accountants shall be made in accordance with
Section 280G of the Code and any applicable related regulations (whether proposed, temporary or final) and any related Internal Revenue Service rulings and any related case law and, if the Payor reasonably requests that the Executive take action to mitigate or challenge, or to mitigate and challenge, any such tax or assessment and the Executive complies with such request, the Payor shall provide Executive with such information and such expert advice and assistance from the Payor's accountants, lawyers and other advisors as he may reasonably request and shall pay for all expenses incurred in effecting such compliance and any related fines, penalties, interest and other assessments.

        6.  Tax Withholding

             All compensation payable pursuant to this Agreement shall be subject to reduction by all applicable withholding, social security and other federal, state and local taxes and deductions.

        7.  Restrictive Covenants

             (a) Confidentiality/Trade Secrets. The Executive acknowledges that
                 -----------------------------
his position with the Company will be one of the highest trust and confidence, both by reason of his position and by reason of his access to and contact with the trade secrets and confidential and proprietary business information of the Company and all of its Affiliates (which term as used in this Agreement shall include, any person, corporation, partnership, general partner or other entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Company), both during the term of this Agreement and thereafter. The Executive covenants and agrees as follows:

             (i) Protection. That he shall at all times use his best efforts and exercise diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company and its Affiliates, including, without limitation, the identity of their patients or customers (including third-party payers of any kind or nature) and suppliers, their arrangements with their patients or customers and suppliers, and their technical data, records, compilations of information, processes, computer software, and specifications relating to their patients or customers, suppliers, products and services.

             (ii) Nondisclosure. That he shall not at any time disclose any of such trade secrets and confidential and proprietary information, except as Executive reasonably decides may be required in the course of his employment with the Company under Section 1 hereof or as may be required by law.

             (iii) Nonusage. That he shall not at any time use directly or indirectly, for his own benefit or for the benefit of another, any of such trade secrets and confidential and proprietary information.

             The covenants contained in this Section 7(a) shall not be applicable to any information which is in the public domain, other than as a result of action by the Executive in violation of this Section 7(a), or which was obtained from sources other than the Company or its Affiliates who are not under a duty of nondisclosure. All files, records, documents, drawings, specifications, computer software, memoranda, notes, or other documents relating to the business of the Company and its Affiliates, whether prepared by the Executive or otherwise coming into his possession, shall be the exclusive property of the Company and its Affiliates and shall be delivered to the Company or its Affiliates as appropriate, and not retained by the Executive, upon termination of his employment for any reason whatsoever.

             (b) Non-Competition.  The Executive covenants and agrees that, so
                 ---------------
long as he is employed by the Company, and for a period of two years following his termination of employment for Good Reason or his voluntary termination under
Section 5(c), the Executive shall not, without the prior written consent of the Company, directly or indirectly, as an employee, company, agent, principal, proprietor, partner, ten percent (10% or more) stockholder, consultant, director, or corporate officer, engage in any business that is in competition with the hospitals owned by the Company at the time of termination.

             (c) Modification. If the scope of any of the restrictions contained
                 ------------
in this Section 7 is too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that such scope may be modified accordingly in any proceeding brought to enforce such restrictions.

             (d) Remedies for Breach of Restrictive Covenants. The covenants set
                 --------------------------------------------
forth in this Section 7 shall continue to be binding upon the Executive notwithstanding the termination of his employment with the Company for any reason whatsoever. Such covenants shall be deemed and construed as separate agreements independent of any other provision of this Agreement. The existence of any claim or cause of action by the Executive against the Company or any of its Affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or any of its Affiliates of any or all of such covenants. It is expressly agreed that the remedy at law for the breach of any such covenant is inadequate and that temporary and permanent injunctive relief shall be available to prevent the breach or any threatened breach thereof, without the necessity of proof of actual damages and without the necessity of posting a bond, cash or otherwise.

    8. Successors

             (a) This Agreement shall be binding upon and shall inure to the benefit of Columbia/HCA, its successors and assigns and any person, firm, corporation or other entity which succeeds to all or substantially all of the business, assets or property of Columbia/HCA before the Spin-Off Date, and this Agreement shall be binding upon and shall inure to the benefit of LifePoint on and after the Spin-Off Date in accordance with Section 8(b). Any successor to Columbia/HCA shall be treated the same as Columbia/HCA under this Agreement, and any successor to LifePoint shall be treated the same as LifePoint under this Agreement. Columbia/HCA or, after the Spin-Off Date, LifePoint will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business, assets or property of such company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that such company would be required to perform it if no such succession had taken place.

             (b) Columbia/HCA shall ensure that as of the Spin-Off Date, LifePoint assumes all of Columbia/HCA's rights and obligations under, and becomes bound by, this Agreement. Such assumption shall not be treated as a termination of employment by the Executive with Columbia/HCA under this Agreement, and Columbia/HCA after such assumption by LifePoint shall have no rights or obligations under this Agreement; provided, however, that Columbia/HCA
                                            --------  -------
shall continue to be included as the "Company" for purposes of the restrictive covenants of Section 7 as to (i) trade secrets and confidential and proprietary business information the knowledge of which was acquired by the Executive up to and including the Spin-Off Date, and (ii) non-competition, for a period of two years following the Executive's termination of employment from Columbia/HCA as of the Spin-Off Date.

             (c) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are due and payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to the legal representatives of the Executive's estate.

      9.  Notices

                Any notice, demand, or communication required, permitted or desired to be given hereunder must be in writing to be effective, and shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, addressed as follows:

                if to the Executive:


                if to Columbia/HCA Healthcare Corporation:




                if to LifePoint:



      10. Governing Law

          This Agreement has been executed and delivered and shall be interpreted, construed, and enforced in accordance with the laws of the State of Tennessee.

             11. Entire Agreement

                 This Agreement shall constitute the entire agreement of the parties hereto and may not be amended except in writing signed by all of the parties hereto. No oral statements or prior written materials not specifically incorporated herein shall be of any force or effect.

             12. Severability

                 In the event any provision of this Agreement is held to be unenforceable or void for any reason, the remainder of this Agreement shall be unaffected and shall remain in full force and effect in accordance with its terms.

             13. No Assignment by Executive; Binding Effect

                 The Executive shall not assign this Agreement to any other party or parties without the prior written consent of Columbia/HCA or, after the Spin-Off Date, LifePoint. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

             14. Headings

                 The headings used herein are for convenience only and do not limit the contents of this Agreement.

             15. Counterparts

                 This Agreement may be executed in counterparts, each of which will deemed to be an original, but all of which together will constitute one in the same Agreement.

          IN WITNESS WHEREOF, Columbia/HCA and the Executive have executed this Agreement as of the date first above written.

                                            SCOTT MERCY


                                            ------------------------------------


                                            COLUMBIA/HCA HEALTHCARE CORPORATION


                                            ------------------------------------
                                            By:
                                            Title:

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